Exhibit (21)
COOPER TIRE & RUBBER COMPANY
SUBSIDIARIES

Cooper Tire & Rubber Company (Parent) (Delaware)
Alga Investments Company (Georgia)
Cooper International Holding Corporation (Delaware)
Cooper International Rubber, Limited (Jamaica) (Inactive)
Cooper Tire & Rubber Company de Mexico SA de CV (Mexico) (50% owned)
Corporación de Occidente SA de CV (16.8 % owned)
Inversionistas del Bajío SA de CV (Mexico) (50 % owned)
Corporación de Occidente SA de CV (41.6 % owned)
Cooper Receivables LLC (Delaware)
Cooper Tire Holding Company (Ohio)
Cooper Tire Holding B.V. (The Netherlands)
Cooper Tire International Trading Company (Cayman Islands)
Cooper Tire & Rubber International Trading Limited (Cayman Islands)
Branch Office (Singapore)
Cooper Tire & Rubber Company (Barbados) Ltd. (Barbados)
Cooper Tire Asia-Pacific (Shanghai) Trading Co. Ltd. (China)
Cooper Tire Asia (Shanghai) Trading Company Ltd. (China)
Cooper Tire Asia-Pacific Management (Shanghai) Co., Ltd. (China
Cooper Tire & Rubber Co. Shanghai Rep Office (China — Branch)
Cooper Tire & Rubber Foundation (Ohio)
Cooper Tire & Vehicle Test Center Inc. (Texas)
Cooper Tyre & Rubber Company UK Limited (England)
Cooper Tire & Rubber Company Deutschland GmbH (Germany)
Cooper Tire & Rubber Company Espana S.L. (Spain)
Cooper Tire & Rubber Company Europe Ltd. (England)
Cooper Tire & Rubber Company International Development Limited (England)
Cooper Tire & Rubber Company France Sarl (France)
Cooper Tire & Rubber Company Italia S.r.l. (Italy)
Cooper Tire & Rubber Company Suisse SA (Switzerland)
CTB (Barbados) Investment Co. Ltd. (Barbados)
Cooper Kenda Global Holding Co. Ltd. (Barbados) (50% owned)
Cooper Kenda Tire (Kunshan) Co. Ltd. (China)
Cooper Kenda Global Holding Investment Co. Ltd. (Barbados) (80% owned)
Cooper Tire Investment Holding (Barbados) Ltd. (Barbados)
Cooper Chengshan (Shandong) Tire Company Ltd. (China) (51% owned)
CTBX Company (Ohio)
CTTG Inc. (Ohio)
Ilpea Equity, LLC (0.6264% owned)
Master Assurance & Indemnity Ltd. (Bermuda)
Max-Trac Tire Co., Inc. (Ohio)
Mickey Thompson Performance Racing Inc. (Ohio)
Mickey Thompson International, Inc. (Virgin Islands) (Inactive)
RubberNetwork.com LLC (Georgia) (5.56% Owned)